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                                                                     Exhibit 3.1

                                 CERTIFICATE TO

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                               VERIZON SOUTH INC.

     Verizon South Inc., a corporation organized and existing under the laws of the Commonwealth of Virginia, hereby certifies as follows:

     1. The name of the corporation is Verizon South Inc. It was originally incorporated under the name of The Bluefield Telephone Corporation and was previously known as Bluefield Telephone Company, General Telephone Company of the Southeast, General Telephone Company of the South, and GTE South Incorporated. The date of filing of its original Articles of Incorporation with the Commonwealth of Virginia was July 29, 1947.

     2. These Amended and Restated Articles of Incorporation amend and restate the text of the Restated Articles of Incorporation of the corporation to read as herein set forth in full in Exhibit A attached hereto.

     3. Upon the filing of the Amended and Restated Articles of Incorporation with the State Corporation Commission of the Commonwealth of Virginia, all of the issued and

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outstanding shares of Common Stock, $25 par value, of the corporation, shall be exchanged for one share of Common Stock, without par value, of the corporation.

     4. These Amended and Restated Articles of Incorporation were duly proposed by the Board of Directors and adopted by the sole Shareholder on August 8, 2002, in accordance with Section 13.1-710 of the Virginia Code to read as set forth in full in Exhibit A attached hereto.

     5. These Amended and Restated Articles of Incorporation shall be effective upon filing with the State Corporation Commission of the Commonwealth of Virginia.

     IN WITNESS WHEREOF, said Verizon South Inc. has caused this Certificate to be signed by Linda K. Watson, its Assistant Secretary, this 9th day of August, 2002.

                                            VERIZON SOUTH INC.



                                            By
                                               ---------------------------------
                                               Linda K. Watson
                                               Assistant Secretary

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                                                                      Exhibit A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                               VERIZON SOUTH INC.


     1. The name of the corporation is Verizon South Inc.

     2. The address of its registered office in the Commonwealth of Virginia is 4701 Cox Road, Suite 301, Glen Allen, Virginia 23060-6802. The name of its registered agent at such address is Commonwealth Legal Services Corporation. The registered agent is a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

     3. The purposes for which the corporation is organized are to conduct, as a public service company, in this Commonwealth, the business of a telephone company and such other public service business or non-public service business so far as may be related to or incidental to the business of the a telephone company, and to conduct in any other state such business as may be authorized or permitted by law.

     4. The total number of shares of all classes of stock which the corporation shall have authority to issue is one share of Common Stock without par value.

     5. The Board of Directors is expressly authorized from time to time to adopt, amend or repeal the Bylaws of the corporation.

     6. To the fullest extent that the Virginia Stock Corporation Act, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the

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liability of directors, no director of this Corporation shall be liable to this
Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     7. The corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

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